Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Targa Resources Corp. for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jennifer R. Kneale, as President – Finance and Administration of Targa Resources Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Targa Resources Corp.

By: /s/ Jennifer R. Kneale

Name: Jennifer R. Kneale

Title: President – Finance and Administration of Targa Resources Corp.

Date: February 20, 2025

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Targa and will be retained by Targa and furnished to the Securities and Exchange Commission or its staff upon request.